Prepaid Funds Agreement

This agreement is signed by the following two parties in Montreal:

The two parties in this agreement:

Vacances Sinorama Inc.

A company is established according to Canada Law, hereinafter to be referred as: **VACANCES SINORAMA**

Address: La Plaza Swatow, Office 518, P.O.BOX008, 998 Boul, Saint-Laurent, 5e etage, Montréal, QC, H2Z 9Y9.

And

Sinorama Travel Vancouver Inc.

A company is established according to Canada Law, hereinafter to be referred as: **SINORAMA TRAVEL**

Address: 8091 Westminster Hwy Unit 200, Richmond, BC, V6X 1A7.

Considering the following two reasons:

- The costs of Asia Tour will be lower if two parties combine their tourists in the same routes into one tour group;
- In order to facilitate settlements and simply accounting reconciliations, the costs of local travel agencies' services of the one group can be settled by one party with suppliers;

Therefore, VACANCES SINORAMA and SINORAMA TRAVEL reached an agreement through equal negotiation to conclude the following contracts:

1. The two parties agree to combine some tourists into one tour group: designation, routes, duration and other important factors will be negotiated to confirm in advance;
2. The two parties agree to settle with suppliers through one party. This party need to confirm: the tourist group number needed to be paid the prepaid funds; the prepaid items and the prepaid funds amount.
3. The two parties in this agreement need to reconcile the prepaid funds periodically, and confirm the method of repayment, as well as the date of repayment.
4. The party who receive the prepaid funds needs to provide necessary coordination. Any loss caused by lack of coordination from the party who receive the prepaid funds, the party who receive the prepaid funds should be responsible for the loss.

5. The party who pay the prepaid funds should be responsible of the procedure of issuing the prepaid funds and all related matters, as well as to provide all documents for the party who receive the prepaid funds. Any loss caused by mistakes in the process of issuing the prepaid funds, the party who pay the prepaid funds should be responsible for the loss.
6. If one party in this agreement needs to terminate this agreement, this party should give another party a notice in advance. The agreement will be terminated automatically after the prepaid fund is settled.
7. If any matters are not mentioned in this agreement, supplementary agreements can be created. The supplementary agreements have the equal authentic with this agreement.
8. This agreement has two copies which are held by each of party. This agreement shall be valid from the date when it is signed by both parties.

Signature:

Vacances Sinorama Inc.	Sinorama Travel Vancouver Inc.
Date of signature: April 20, 2013	Date of signature: April 20, 2013
Signatory:	Signatory: